SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

-------------------------------------

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

-------------------------------------

Date of report (Date of earliest event reported): December 4, 2008

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On December 4, 2008, the Board of Directors of USA Technologies, Inc. (“USA”) increased the aggregate amount that may be utilized under its existing share repurchase program from $500,000 to $1,000,000. Pursuant to the repurchase program, USA may repurchase shares of its Common Stock or Series A Convertible Preferred Stock in the open market. The Board of Directors also extended the expiration date of the repurchase program from December 31, 2008 to June 30, 2009. Through December 2, 2008, USA has repurchased 116,000 shares of Common Stock for $298,000 and 10,000 shares of Preferred Stock for $90,000 for an aggregate of $388,000, leaving $612,000 available under the repurchase program.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chief Executive Officer
Dated: December 5, 2008